U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K




                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                     The Securities and Exchange Act of 1934


                       Date of Report (December 19, 2005)



                          ALLIANCE HEALTH, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State of other jurisdiction of incorporation)


          33-17387                                     75-2192377
   (Commission File Number)         (IRS Employer Identification No.)



              421 E. Airport Freeway, Irving, Texas 75062
                (Address of principal executive office)




Registrant's telephone number, including area code:  (972)-255-5533














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Item 8.01.  Other Events.

On December 15, 2005, the Company received a letter from the Internal Revenue Service indicating that the Company owes an additional $206,368 in federal income taxes for its fiscal year ended September 30, 2004. The Company has referred the matter to the outside accountants that prepared its tax returns for appropriate response to the IRS's claim. The Company does not have any operations or assets other than approximately $2,000 in cash.



















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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Dated: December 19, 2005                By: /s/Sarkis J. Kechejian, M.D.
                                            Sarkis J. Kechejian, M.D.,
                                            President and Treasurer








































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